UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 16, 2013

HK INTERNATIONAL GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1380412	20-5308449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Blvd., Suite 888 Pasadena, CA 91101
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(626) 683-9120

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

HK International Group Inc. (the “Company”) received notice from FINRA that, as of April 16, 2013 (the “Effective Date”), the 1-for-100 reverse split (“Reverse Stock Split”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), became effective in the market. In connection with the Reverse Stock Split, all of the Company’s issued and outstanding shares of Common Stock (“Old Common Stock”), have been converted on the basis of 100 shares of Old Common Stock for one new share of common stock, par value $0.001 per share (“New Common Stock”). As a result, the Company now has 1,277,039 shares of New Common Stock issued and outstanding.

FINRA also notified the Company that:

•	the change of the Company’s name to “HK International Group Inc.” became effective in the market as of the Effective Date; and

•	the Company’s trading symbol will change to “HKIG” twenty (20) business days from the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013	HK INTERNATIONAL GROUP INC.

	By:	/s/ Luis F. Saenz
Name: Luis F. Saenz Title: President